Exhibit 10.24
AMENDMENT TO
THE WILLIAMS COMPANIES, INC. SEVERANCE PAY PLAN
     The Williams Companies, Inc. Severance Pay Plan, as amended and restated effective October 28, 2003, and as subsequently amended (“Plan”), shall be, and hereby is, amended in the following respects, effective January 1, 2005:
I.
     Section 1.1 of the Plan is amended in its entirety to provide as follows:
     “1.1 ‘Administrative Committee’ means the committee appointed to administer this Plan which is comprised of those individuals who are serving on the Administrative Committee on December 31, 2004, as well as any individual who becomes a member of the Administrative Committee pursuant to Section 5.4, until the time that any such individual ceases to be a member of the Administrative Committee pursuant to Section 5.4 of the Plan. The duties of the Administrative Committee are described in Article V of the Plan.”
II.
     Section 1.5 of the Plan is amended in its entirety to provide as follows:
     “1.5 ‘Benefits Committee’ means the committee comprised of those individuals who were serving on the Benefits Committee on December 31, 2004, as well as any individual who becomes a member of the Benefits Committee pursuant to Section 5.3, until the time that any such individual ceases to be a member of the Benefits Committee pursuant to Section 5.3 of the Plan. The duties of the Benefits Committee are described in Articles V and VI of the Plan.”
III.
     Section 5.1 of the Plan is amended in its entirety to provide as follows:
     “5.1 Fiduciaries. Under certain circumstances, the Administrative Committee may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan; provided that any claims administrator will be a named fiduciary with respect to claims and appeals related to benefit determinations.”

IV.
     Section 5.2 of the Plan is amended in its entirety to provide as follows:
     “5.2 Allocation of Responsibilities.
          (a) Administrative Committee. The Administrative Committee shall serve as Plan Administrator and shall have exclusive authority and responsibility for those functions set forth in Section 5.4 and in other provisions of this Plan.
          (b) Claims Administrator. Claims Administrator shall have the responsibility to make claims and appeals decisions related to benefit determinations in accordance with the claims procedure.”
V.
     Section 5.3 of the Plan is amended in its entirety to provide as follows:
     “5.3 Provisions Concerning the Benefits Committee.
          (a) Membership and Voting. The Benefits Committee shall consist of not less than three (3) members and not more than five (5) members and vacancies of the Benefits Committee shall be filled by the remaining members of the Benefits Committee.
          (b) Powers and Duties of Benefits Committee. The Benefits Committee shall have the authority and responsibility for:
               (1) Those responsibilities as detailed in Article VI.
The Benefits Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with its duties under this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an affiliate.”

VI.
     Section 5.4 of the Plan is amended in its entirety to provide as follows:
     “5.4 Provisions Concerning the Administrative Committee.
          (a) Membership and Voting. The Administrative Committee shall consist of not less than three (3) members. The Administrative Committee may remove any of its members at any time, with or without cause, by written notice to such member. Any member may resign by delivering a written resignation to the Administrative Committee. Vacancies in the Administrative Committee arising by death, resignation or removal shall be filled by the Administrative Committee. The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Administrative Committee who is a Participant in the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Administrative Committee. The Administrative Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member. The Administrative Committee may appoint from its members such subcommittees with such powers as the Administrative Committee shall determine.
          (b) Duties of Administrative Committee. Except as otherwise expressly provided in the Plan, the Administrative Committee shall be responsible for the administration of the Plan, with all powers and discretionary authority necessary to enable the Administrative Committee to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have the following duties, responsibilities and full discretionary authority with respect to the administration of the Plan:
(1) To prescribe procedures and forms to be followed by Participants in filing applications for benefits and for furnishing evidence necessary to establish their rights to benefits under the Plan;
(2) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions in accordance with the intent of the Plan;
(3) To decide on questions concerning the Plan and the eligibility of an Employee to participate in the Plan, in accordance with the provisions of the Plan;
(4) To make benefit payments directly to Participants and/or their assignees entitled to benefits under the Plan;
(5) To find facts and to grant or deny claims relating to eligibility or the payment or nonpayment of benefits under the Claims Procedure in accordance with Article IV;

(6) To obtain from the Participating Companies, Participants and others, such information as it shall deem to be necessary for the proper administration of the Plan;
(7) To take all steps to properly administer the Plan in accordance with its terms and the requirements of applicable law;
(8) To execute any certificate, instrument or other written direction on behalf of the Plan with respect to the administration of this Plan; and
(9) To appoint such accountants, counsel, specialists, and other persons as it deems necessary or appropriate in connection with the administration of this Plan. In this regard, the Administrative Committee may cause the Company to enter into contracts with third parties if the Administrative Committee determines such contracts are desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an affiliate.
     The Administrative Committee shall have no power to add to any benefit not provided under the provisions of the Plan, or to waive or fail to apply any requirement of eligibility for a benefit under the Plan.
     No determination of the Administrative Committee for any Participant shall create a basis for retroactive adjustment for any other Participant.
     All regulations, procedures, and rules with respect to any of the above-described duties, responsibilities, and authorities shall be promulgated by the Administrative Committee (or its delegate) in its sole discretion, and all such regulations, procedures, and rules shall be conclusive and binding on all persons to the maximum extent permitted by law.
     All decisions of the Administrative Committee with respect to the Plan’s administration, including, but not limited to, interpretations of the Plan, benefit determinations, claims decisions relating to eligibility, and questions concerning the administration and application of the Plan, shall be made by the Administrative Committee (or its delegate) in its sole discretion, and all such determinations and decisions shall be conclusive and binding on all persons to the maximum extent permitted by law.

          (c) Recordkeeping. The Administrative Committee or its delegate shall keep full and complete records of the administration of the Plan. The Administrative Committee or its delegate shall prepare such reports and such information concerning the Plan and the administration thereof by the Administrative Committee (or its delegate) as may be required under the Code or ERISA and the regulations promulgated thereunder.
          (d) Inspection of Records. The Administrative Committee or its delegate shall, during normal business hours, make available to each Participant for examination by him at the principal office of the Administrative Committee, a copy of the Plan and such records of the Administrative Committee as may pertain to such Participant. No Participant shall have the right to inquire as to or inspect the accounts or records with respect to other Participants.”
VII.
     Section 5.8 of the Plan is deleted in its entirety.
VIII.
     Section 6.3 of the Plan is amended in its entirety to provide as follows:
     “6.3 Amendment and Termination. The Compensation Committee and/or the Benefits Committee, in its settlor capacity, reserves the right at any time to terminate the Plan.
     The Compensation Committee reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan. The Benefits Committee shall have the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan, provided such modification or amendment constitutes a non-material amendment. Non-material amendments consist of: (i) changes required by applicable law, (ii) changes (including retroactive changes) necessary to maintain the Plan’s qualification status, (iii) modifications of the administrative provisions of the Plan to cause the Plan to operate more efficiently, (iv) changes required as part of the collective bargaining process, and (v) modifications or amendments to incorporate changes provided that such modification or amendment does not materially increase or decrease benefits provided under the Plan. Any amendment or modification to the Plan shall be effective at such date as the Compensation Committee may determine with respect to any amendment adopted by the Compensation Committee and as the Benefits Committee may determine with respect to any non-material amendment adopted by the Benefits Committee.

     Decisions regarding the design of the Plan (including any decision to amend or terminate, or to not amend or terminate the Plan) will be made in a settlor capacity and will not be governed by the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.”
IX.
     Except as modified herein, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to the Plan to be executed and effective as herein provided.

By:	/s/ Alan S. Armstrong

Member of the Benefits Committee